UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013 (August 1, 2013)

SPRINT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-04721	46-1170005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Sprint Parkway

Overland Park, Kansas 66251

(Address of principal executive offices, including zip code)

(800) 829-0965

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On August 6, 2013, the Board of Directors (the “Board”) approved an amendment to Section 3.18 of the amended and restated bylaws (the “Bylaws”) of Sprint Corporation (the “Company”) to permit the Board to determine compensation for any Affiliate Director (as defined in the Bylaws) as it deems necessary or appropriate. This description is a summary of the amendment to the Bylaws and is qualified in its entirety by reference to Exhibit 3.1, which marks the changes to Section 3.18 and is incorporated herein by reference. A clean copy of the Bylaws is filed herewith as Exhibit 3.2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2013, the Company’s Board determined Mr. Fisher’s compensation for serving as a member of the Board. The Board adopted an Affiliate Director compensation program for Mr. Fisher, to provide as follows:

(1)	Annual cash retainer of $500,000;

(2)	Annual grant of $500,000 in restricted stock units for 2013 to be granted as of August 6, 2013 and each year thereafter at the Annual Shareholders’ Meeting and vesting in full upon the earlier of the subsequent Annual Shareholders’ Meeting or the first anniversary of the grant; and

(3)	Telecommunications services and products and matching of Mr. Fisher’s charitable contributions, capped at reasonable levels.

On August 1, 2013, a subcommittee of the Compensation Committee of the Board granted to Daniel R. Hesse, the Company’s chief executive officer, a onetime award of 1,733,102 restricted stock units (“RSUs”) and 1,733,102 stock options, which was ratified by the Board on August 6, 2013. The RSUs and stock options vest fully on August 1, 2018 or, if earlier, upon an involuntary termination without cause or resignation with good reason, or upon death or disability, and are subject to certain restrictions, including Mr. Hesse’s compliance with the restrictive covenants in his employment agreement and clawback at the discretion of the Board of any value related to his knowing or intentional fraudulent or illegal conduct. The exercise price of the stock options is $6.38, which was closing price of the Company’s stock on the date of grant, August 1, 2013. The number of stock options and RSUs granted was determined based on the $5.77 closing price of the Company’s stock on July 24, 2013, which was the date of grant for officers and other employees pursuant to the Company’s 2013 Long-Term Incentive Plan.

The RSUs and stock options were granted pursuant to the Company’s 2007 Omnibus Incentive Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Please see the disclosure set forth under Item 3.03 regarding the amendment to the Company’s Bylaws, which is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Marked Section 3.18 of Sprint Corporation’s Bylaws

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

Date: August 7, 2013
	By:	/s/ Timothy O’Grady
	Name:	Timothy O’Grady
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Marked Section 3.18 of Sprint Corporation’s Bylaws

3.2	Amended and Restated Bylaws

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